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                        CONSENT OF GEOLOGICAL CONSULTANT
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I  hereby  consent to the inclusion and reference of my report dated January 11,
2002, entitled "Summary Report on the Cinema Mineral Claims", and my recommendations provided in my March 4, 2002 letter based on the Phase I Exploration Program completed on February 27, 2002, in the Form SB-2 Registration Statement to be filed by Delbrook Corporation with the United States Securities and Exchange Commission.




Dated the 17 day of July, 2002
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/s/ John R. Poloni
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John R. Poloni, P. Eng.
Consulting Geologist